FOR IMMEDIATE RELEASE                                        Contact:   Julie Koenig Loignon
(502) 636-4502 (office)
(502) 262-5461 (mobile)
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CHURCHILL DOWNS INCORPORATED NAMES ROBERT L. EVANS AS
COMPANY’S NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

Proven Business Leader with Strong Technology Background Joins Home of Kentucky Derby

LOUISVILLE, Ky. (July 19, 2006) - The board of directors of Churchill Downs Incorporated (NASDAQ: CHDN) (“CDI” or “Company”) today named Robert L. Evans, a proven business leader with a background in the technology, manufacturing, private equity capital and Thoroughbred industries, as CDI’s new president and chief executive officer. The announcement was made by CDI Chairman Carl F. Pollard.

Evans succeeds Thomas H. Meeker, who served as the Company’s top executive for 22 years. Evans will officially assume his new position on Aug. 14, at which time Meeker will resign as president and chief executive officer and step down from the Company’s board of directors. Meeker will continue to serve in an advisory role through the end of his employment contract in March 2007. Evans will assume Meeker’s place on the CDI board.

Over his 31-year career, Evans has distinguished himself as a leader in a variety of industries, having held senior executive positions at Caterpillar Inc., Mazda Motor of America Inc. and Accenture Ltd. More recently, Evans held top leadership positions at international technology and private equity capital companies, including Symphony Technology Group. Evans is also involved in the Thoroughbred industry as president and founder of Tenlane Farm LLC, a 260-acre commercial breeding operation in Woodford County, Ky. He has owned, bred and raced Thoroughbreds for more than two decades.

In announcing the appointment, Chairman Pollard said the board of directors believes Evans possesses the right combination of leadership skills, business savvy, versatility and passion for the sport of horse racing to successfully lead CDI. “Bob has an impressive, results-driven record of growing revenues, increasing operating efficiencies, developing management teams, and using technology to deliver new products and services to customers,” said Pollard. “He has created growth initiatives in several large companies and has worked with numerous start-up businesses. He is a skilled business strategist who has improved the performance of both large and small companies with which he has been affiliated.

“Throughout his career, Bob has successfully worked in the very areas where CDI is currently focused: developing international markets, offering enhanced customer service and deploying technology solutions. Bob understands how to use technology to enable and transform a business while increasing shareholder value. Additionally, he is a great team builder who is adept at identifying, cultivating and upgrading human capital within organizations. He has demonstrated creativity and flexibility in his management style and brings a fresh perspective to our Company and our industry. We are delighted to have him take the reins at this important time in CDI’s history.”

“It is a tremendous honor to be chosen to lead the nation’s premier horse racing company,” said Evans, “and I want to thank Chairman Pollard and the CDI board of directors for this fantastic opportunity. Under Tom Meeker’s leadership, Churchill Downs Incorporated has grown from a single Kentucky-based racetrack to a half-billion dollar company with the strongest brand in the industry. I want to build on that foundation. I look forward to this new professional challenge and the responsibility that comes with it.

“The horse racing industry faces many of the same challenges and holds many of the same business opportunities that I have encountered in previous leadership roles,” Evans continued. “Ultimately, we must find innovative, new ways to engage and serve customers; we must think globally to expand our market opportunities; and we must make decisions and execute at much faster speeds than in the past. CDI has already proven that it can be independently successful. But there are tremendous opportunities to leverage our Company’s success with the success of other companies and organizations inside and outside the Thoroughbred industry. I am eager to listen and learn, and I hope I can bring some new ideas to the table.

“I have been involved in horse racing since I was a teenager, when my father owned and raced horses in Kentucky and Ohio. My brother, Tom Evans, has operated Trackside Farm in Versailles, Ky., for more than 20 years and is well known in the industry. To lead the company that is host to world-renowned events such as the Kentucky Derby, Arlington Million and numerous Breeders’ Cup World Championships, including the Cup’s 23rd renewal this November at Churchill Downs, is a once-in-a-lifetime opportunity and a real privilege for a lifelong horse racing fan.”

Prior to moving to Kentucky at the end of 2003, Evans worked in Palo Alto, Calif., where he served as managing director and was a co-founder of Symphony Technology Group (“STG”), a strategic holding company that invests in software and services companies. At STG, Evans led investments in and served on the boards of many portfolio companies, recruited and built management teams, and redefined and implemented new business and marketing strategies. STG was founded in 2002, and today companies for which STG has provided investment capital and strategic guidance have more than $1.2 billion in combined revenue and approximately 7,000 employees worldwide.

Evans has also held the following leadership positions (see page 4 for a detailed career summary): president and chief operating officer of Aspect Development Inc.; managing partner of the Americas Supply Chain Practice for Accenture Ltd.; vice president of customer support for Mazda Motor of America Inc.; and founder and president of Caterpillar Logistics Services Inc.

Evans serves as a board member for Aftermarket Technology Corp., and Tumri Inc., a privately held Internet advertising company. The 53-year-old native of Cincinnati, Ohio, holds a Bachelor of Arts degree in economics from MacMurray College, and a Master of Arts degree in quantitative economics from Western Illinois University.

As part of the employment relationship, the Company has awarded Mr. Evans a stock option, vesting over three years, to purchase 130,000 shares of the Company with an exercise price equal to the fair market value of a share of the Company's stock on the date of grant; 65,000 restricted stock units, vesting over five years; and 155,000 shares of restricted stock, with 90,000 shares to vest upon certain closing prices of the Company's stock and 65,000 shares to vest over five years contingent upon a certain closing price of the Company's stock.

A news conference regarding this announcement will be held today at 10:30 a.m. EDT in the Triple Crown Room at Churchill Downs racetrack in Louisville, Ky. Media representatives should park in the Preferred Lot off Central Avenue, enter the racetrack at Gate 1, and proceed to the Jockey Club Suites elevators. The Triple Crown Room is located on the fifth floor of the Jockey Club Suites.
Media representatives unable to attend the news briefing in Louisville may participate in a teleconference scheduled for noon EDT by dialing (213) 785-2437. Video of Evans’ remarks during the Louisville news conference will be available at approximately 2 p.m. EDT on the CDI Web site, www.churchillldownsincorporated.com.

Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s six racetracks in Florida, Illinois, Indiana, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap, Louisiana Derby and Indiana Derby. CDI racetracks have hosted six Breeders’ Cup World Thoroughbred Championships. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with Customer Relationship Management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; and the volatility of our stock price.

Robert L. Evans - Career Summary
2004 to Present:	Tenlane Farm LLC Founder and President Thoroughbred Breeding Operation Woodford County, Kentucky

2001 to 2004:	Symphony Technology Group / The Valent Group Co-Founder and Managing Director / Managing Partner Private Equity Capital Firm Palo Alto, California / Redwood City, California

June 2000 to November 2000:	i2 Technologies Inc. Chief Operating Officer (during integration period) Enterprise Software Dallas, Texas Aspect Development was acquired by i2 Technologies in June 2000.

1999 to 2000:	Aspect Development Inc. President and Chief Operating Officer Enterprise Software Mountain View, California

1993 to 1999:	Accenture Ltd. (formerly Andersen Consulting) Managing Partner, Americas Supply Chain Practice Business Strategy Consulting Chicago, Illinois

1990 to 1993:	Mazda Motor of America Inc. Vice President, Customer Support Automotive Sales and Service Irvine, California

1975 to 1990:	Caterpillar Inc. Construction, Mining Equipment & Diesel Engine Manufacturer Peoria, Illinois

1986 to 1990	Founder and President, Caterpillar Logistics Services, Inc.,
Parts and Service Support Business Center Manager
1984 to 1986	Research and Planning Manager
1982 to 1984	Operating Systems Manager
1980 to 1982	Research Supervisor
1978 to 1980	Parts and Service Support Research Analyst
1975 to 1978	Economics Analyst